                                  EXHIBIT 99.1

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

          THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT ("AGREEMENT") is made and entered into as of November 18, 2005 (the "EFFECTIVE DATE"), by and among:
NATIONAL AUTO CREDIT, INC. ("NAC" or the "PURCHASER"), a Delaware corporation;
FLEXNER WHEATLEY & ASSOCIATES ("FWA"), a Nevada corporation; and MEETINGNET
INTERACTIVE, INC. ("MEETINGNET"), a Florida corporation. As used herein, (a) FWA and MeetingNet are referred to collectively as the "HOLDERS" and each as a
"HOLDER"), and NAC and the Holders are referred to collectively as the "PARTIES"
and each as a "PARTY."

RECITALS

     A.   The Holders together own 100% of the membership interests in Option
          Technologies Interactive LLC ("OTI" or the "PURCHASED ENTITY"), a
          Florida limited liability company (all of membership interests of the
          Purchased Entity are hereinafter referred to collectively as the
          "PURCHASED INTERESTS").

     B.   NAC wishes to acquire all of the Purchased Interests from the Holders, and each Holder desires to sell to NAC all of such Holder's Purchased
          Interests (the purchase of all of the Purchased Interests is hereinafter referred to as the "PURCHASE").

     C.   This Agreement has been approved by the board of directors of NAC and by the Board of Directors of each Holder.

     D.   In connection with the execution and delivery of this Agreement, (i)
          the Holders will be executing and delivering a certain Lockup,
          Standstill And Voting Agreement of even date herewith regarding, among other things, the voting of any shares of NAC capital stock issued in connection with the transactions contemplated by this Agreement, (ii)
          certain principals in, or executives of, the Purchased Entity will be executing a certain Employment Agreement (as hereinafter defined), certain Consulting Agreements (as hereinafter defined) and a certain
          Non-Compete Agreement (as hereinafter defined), and (iii) NAC will be issuing certain promissory notes, as provided below.

          NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, do mutually agree as follows:

                                    ARTICLE 1

                        PURCHASE OF MEMBERSHIP INTERESTS

          1.1 Purchase of Membership Interests. Subject to the terms and conditions contained herein, NAC agrees to purchase from the Holders, and the
Holders agree to sell to NAC, all of the Purchased Interests.

          1.2 Determination of Purchase Price. The purchase price ("PURCHASE
PRICE") for all of the Purchased Interests shall be Two Million Two Hundred
Thirty-Three Thousand One Hundred Twenty-Five Dollars ($2,233,125) PLUS Four
Hundred Ninety-Six Thousand Two Hundred Fifty (496,250) shares of NAC Common
Stock, par value $0.05 per share; provided, however, that the amount of the
Purchase Price shall be subject to adjustment as provided in Sections 1.4 and
7.1 below.

          1.3 Payment of Purchase Price. At the Closing (as hereinafter defined), NAC shall make (or cause to be made) the following payments to the
Holders on account of and with respect to the Purchase Price (the aggregate amount of such payments to the Holders (with, for such purposes, it being agreed and understood that such payments shall be deemed to include the principal amounts of the promissory notes referred to in clause (b) below and the value of the shares of NAC Common Stock referred to in clause (c) below) is hereinafter sometimes referred to as the "PURCHASE PRICE PAYMENTS"):

          (a)  cash or wire transfer in the amount of Four Hundred Twenty-Five
               Thousand Three Hundred and Thirty-Five Dollars and Eighty-Seven
               Cents ($425,335.87) to FWA and the amount of Three Hundred
               Nineteen Thousand Thirty-Nine Dollars and Thirteen Cents
               ($319,039.13) to MeetingNet (such payments, collectively, the
               "CASH PAYMENTS");

          (b)  two promissory notes of NAC, one issued to FWA in the original principal amount of Eight Hundred Fifty Thousand Six Hundred
               Seventy-One Dollars and Seventy-Five Cents ($850,671.75) (the
               "FWA NOTE"), and one issued to the MeetingNet in the original principal amount of Six Hundred Thirty-Eight Thousand
               Seventy-Eight Dollars and Twenty-Five Cents ($638,078.25) (the
               "MEETINGNET NOTE," and collectively with the FWA Note, the
               "PROMISSORY NOTES"); and

          (c)  Four Hundred Ninety-Six Thousand Two Hundred Fifty (496,250)
               shares of NAC Common Stock, par value $0.05 per share, of which
               Two Hundred Eighty-Three Thousand Five Hundred Fifty-Seven
               (283,557) shares (the "FWA SHARES") shall be issued to FWA and
               Two Hundred Twelve Thousand Six Hundred Ninety-Three (212,693)
               shares (the "MEETINGNET SHARES," and collectively with the FWA
               Shares, the "PURCHASE PRICE SHARES") shall be issued to
               MeetingNet.

The FWA Note and the MeetingNet Note shall be in the form attached hereto as
Exhibit G-1 and G-2, respectively. The payments on account of and with respect to the Purchase Price shall be adjusted as set forth in Sections 1.4 and 7.1 below.

          1.4 Adjustments to the Purchase Price. The Purchase Price shall be adjusted in accordance with this Section 1.4.

          (a)  Increase in Purchase Price Based on Adjusted EBITDA. If the
               Adjusted EBITDA (as defined below) for the period (the
               "POST-CLOSING PERIOD") commencing on February 1, 2006 and
               expiring January 31, 2008 exceeds the Threshold Amount (as defined below), then the amount of the Purchase Price shall be increased by an amount (the "POSITIVE PURCHASE PRICE ADJUSTMENT")
               equal to $412,500 plus

               imputed interest thereon at five percent (5%) per annum,
               compounded quarterly, which increase in the Purchase Price shall be (i) evidenced by increasing the outstanding principal amount of the FWA Note by fifty-seven and fourteen one-hundredths percent (57.14%) (the "FWA PERCENTAGE") of the amount of the
               Positive Purchase Price Adjustment and increasing the outstanding principal amount of the MeetingNet Note by forty-two and
               eight-six hundredths percent (42.86%) (the "MEETINGNET
               PERCENTAGE") of the amount of the Positive Purchase Price
               Adjustment and (ii) paid in accordance with the terms of the
               Promissory Notes as so increased. As used herein, "ADJUSTED
               EBITDA" for any period means the aggregate net earnings of the
               Purchased Entity (to the extent applicable, on a consolidated basis with its subsidiaries, if any) for such period, before any deduction for interest, taxes, depreciation and amortization and before deducting any "parent company" expenses of NAC or other expenses of NAC allocated by NAC to the Purchased Entity by NAC other than amounts allocated to the Purchased Entity (in a manner consistent with NAC's customary practice of allocating the same to other direct or indirect subsidiaries of NAC) on account of its proportionate share of insurance premiums, accounting fees, state franchise taxes, corporate employee benefits (i.e., 401-K
               Plan benefits) and other expenses customarily so allocated by NAC to or among its other subsidiaries (which amounts shall be so deducted in determining the net earnings of the Purchased
               Entity), in each case as determined in accordance with generally accepted accounting principles ("GAAP"); provided, however, that, in calculating the Adjusted EBITDA, (i) the Adjusted EBITDA shall be determined exclusive of the effect, if any, of any purchase accounting adjustments required by GAAP to conform the
               consolidated financial statements or results of the Purchased
               Entity with NAC's financial reporting and accounting principals,
               (ii) no deduction shall be made with respect to any payments made by the Purchased Entity to its employees under the OTI Employee
               Bonus Plan (as defined below) as required under Section 7.5 below and (ii) notwithstanding anything contained herein to the
               contrary, (a) if any substantial portion of the business time of any employee or consultant of the Purchased Entity is required to be devoted to the primary benefit of NAC or any of its other direct or indirect subsidiaries, an appropriate portion of the salary of such employee or of the consulting fees of such
               consultant shall be allocated to NAC or such direct or indirect subsidiary (as the case may be) and not deducted in determining the net earnings of the Purchased Entity and (b) if any
               substantial portion of the business time of any employee or consultant of NAC or any of its other direct or indirect
               subsidiaries is required to be devoted to the primary benefit of the Purchased Entity (or any of its subsidiaries), an appropriate portion of the salary of such employee or of the consulting fees of such consultant shall be allocated to the Purchased Entity and shall be deducted in determining the net earnings of the
               Purchased Entity. As used herein, "THRESHOLD AMOUNT" means one million six hundred fifty thousand dollars ($1,650,000);
               provided, however, that to the extent that the Holders can demonstrate that the net income achieved by the meeting
               production business in the United States has, on account of a pandemic or terrorism, been depressed during the Post-Closing
               Period below what it was prior to the Post-Closing Period, then the "THRESHOLD

               AMOUNT" shall mean one million six hundred fifty thousand dollars
               ($1,650,000) as reduced by the same portion that the Holders can demonstrate that the net income achieved by the meeting
               production business in the United States has, on account of a pandemic or terrorism, been depressed during the Post-Closing
               Period below what it was prior to the Post-Closing Period.

          (b)  Decrease in Purchase Price Based on Adjusted EBITDA. If the
               Adjusted EBITDA for the Post-Closing Period is less than
               $1,200,00, then the amount of the Purchase Price shall be
               decreased by $412,500 plus imputed interest thereon at five percent (5%) per annum, compounded quarterly; and if the Adjusted
               EBITDA for the Post-Closing Period is less than $1,300,000 but greater than or equal to $1,200,000, then the amount of the
               Purchase Price shall be decreased by $206,250 plus imputed interest thereon at five percent (5%) per annum, compounded quarterly (the amount of any decrease in the Purchase Price determined by the foregoing provision of this sentence is
               hereinafter referred to as the "NEGATIVE PURCHASE PRICE
               ADJUSTMENT"). Any decrease in the Purchase Price provided for in the foregoing provisions of this Section 1.4(b) shall be
               evidenced and effected by decreasing the outstanding principal amount of the FWA Note by the FWA Percentage of the amount of the
               Negative Purchase Price Adjustment and decreasing the outstanding principal amount of the MeetingNet Note by the MeetingNet
               Percentage of the amount of the Negative Purchase Price
               Adjustment.

          (c)  Decrease in Purchase Price Based on Closing Book Value. If six
               hundred thousand dollars ($600,000) exceeds the Closing Book
               Value (as defined below) (any such excess is hereinafter referred to as the "NEGATIVE BOOK VALUE VARIANCE"), then the amount of the
               Purchase Price shall be decreased by an amount equal to the
               Negative Book Value Variance, which decrease shall be evidenced and effected by decreasing the outstanding principal amount of the FWA Note by the FWA Percentage of the amount of the Negative
               Book Value Variance and decreasing the outstanding principal amount of the MeetingNet Note by the MeetingNet Percentage of the
               amount of the Negative Book Value Variance. As used herein,
               "CLOSING BOOK VALUE" means the book value of the Purchased Entity
               (and its consolidated subsidiaries, if any), determined as of the close of business on the Closing Date (as defined below), as determined in accordance with GAAP.

          1.5 Other Adjustments. If the Closing Book Value exceeds six hundred thousand dollars ($600,000) (any such excess is hereinafter referred to as the
"POSITIVE BOOK VALUE VARIANCE"), then the Purchased Entity shall be deemed to have received a loan from FWA in the amount of the FWA Percentage of the
Positive Book Value Variance and a loan from MeetingNet in the amount of the
Meeting Net Percentage of the Positive Book Value Variance, which loans (the
"BOOK VALUE LOANS") shall be repaid to FWA and MeetingNet, without interest, within six (6) months following the Closing (with it being agreed and understood that such repayment shall be made as soon as practical following the Closing from, and based upon receipt by the Purchased Entity of, accounts receivable included in the Closing Book Value, but

after preserving a minimum of $75,000 in cash that is not on deposit (other than in a bank account for the Purchased Entity) or otherwise restricted).

          1.6 Closing. The closing of the transactions contemplated hereby (the
"CLOSING") shall occur at 10:00 A.M. (local time) on the third Business Day (as hereinafter defined) after each of the conditions to closing contained in
Article 6 hereof has been fulfilled or waived in writing, at the offices of Reed
Smith LLP, 599 Lexington Avenue, 29th Floor, New York, New York, or at such other place, on such other date and/or at such other time as the Parties may mutually agree upon in writing. The date on which the Closing occurs is hereinafter sometimes referred to as the "CLOSING DATE."

         1.7 Taking of Necessary Actions; Further Actions. NAC, on the one hand, and the Holders, on the other hand, shall use all reasonable efforts to take all such actions as may be necessary or desirable to carry out the purposes of this
Agreement.

                                    ARTICLE 2

                      REPRESENTATIONS AND WARRANTIES OF NAC

          As an inducement to the Holders to enter into this Agreement, NAC hereby represents and warrants to the Holders as follows:

          2.1 Organization and Qualification. NAC is a corporation duly organized, validly existing and in good standing under the laws of the State of
Delaware and has the requisite corporate power and authority, and all necessary governmental approvals, to own or lease and operate its properties and to carry on its business as it is now being conducted (exclusive, however, of any governmental approvals the absence of which would not have, and could not be reasonably anticipated to have, a Materially Adverse Effect (as hereinafter defined) on NAC). NAC is duly qualified in every jurisdiction where the failure to do so would have, or could be reasonably anticipated to have, a Materially
Adverse Effect on NAC. The copies of the Certificate of Incorporation and Bylaws of NAC previously furnished to the Holders reflect all amendments made thereto and are correct and complete. Such organizational documents are in full force and effect. NAC is not in violation of any of its organizational documents. As used herein, "MATERIALLY ADVERSE EFFECT" on any Person (as hereinafter defined)
means any materially adverse effect on the assets, liabilities, financial condition, operating results, customer, employee, supplier or franchise relations, business (as currently conducted and as proposed to be conducted), business condition or prospects or financing arrangements of such Person (taken as a whole on a consolidated basis with its consolidated subsidiaries, if any)
or on the ability of such Person to perform the transactions contemplated hereby to be performed by such Person, "MATERIALLY ADVERSE CHANGE" with respect to any
Person means any materially adverse change in the assets, liabilities, financial condition, operating results, customer, employee, supplier or franchise relations, business (as currently conducted and as proposed to be conducted), business condition or prospects or financing arrangements of such Person (taken as a whole on a consolidated basis with its consolidated subsidiaries, if any)
or in the ability of such Person to perform the transactions contemplated hereby to be performed by such Person, and "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, business trust, association or other business entity of any type or nature.

          2.2 Authority Relative to This Agreement. NAC has the requisite corporate power and authority to enter into this Agreement and each of the
Collateral Documents (as hereinafter defined) to which it is contemplated hereunder to become a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by NAC and the consummation by NAC of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary corporate action on the part of
NAC, and no other corporate proceedings on the part of NAC are necessary to authorize this Agreement and such transactions. The execution and delivery of each Collateral Document to which NAC is contemplated hereunder to become a party and the consummation by NAC of the transactions contemplated thereby to be performed by it have been duly authorized by all necessary corporate action on the part of NAC, and no other corporate proceedings on the part of NAC are necessary to authorize the execution, delivery or performance of such Collateral
Document by NAC and the performance of such transactions by NAC. This Agreement has been duly executed and delivered by NAC and constitutes a legal, valid and binding obligation of NAC, enforceable against NAC in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors'
rights generally or by general principles of equity, regardless of whether such enforceability is considered at law or in equity. Each Collateral Document to which NAC is contemplated hereunder to become a party will, when executed and delivered by NAC, constitute a legal, valid and binding obligation of NAC, enforceable against NAC in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered at law or in equity. The execution, delivery and performance of this
Agreement by NAC is not, and will not be, in breach or violation of, or be in conflict with or constitute, with or without the passage of time or the giving of notice (or both), a default under, (a) its Certificate of Incorporation or
Bylaws, (b) any agreement, arrangement or understanding to which it is a party or by which it is otherwise bound, (c) any Permit (as hereinafter defined)
applicable to it or (d) any law, regulation, order, judgment or decree applicable to it and does not and will not result in the creation of any Lien
(as hereinafter defined) on any assets of NAC or of any of its current subsidiaries or result in, or constitute grounds for, the termination, suspension, revocation, forfeiture, lapse, impairment or non-renewal of any
Permit the absence or loss of which would have, or could be reasonably anticipated to have, a Materially Adverse Effect on NAC. The execution, delivery and performance by NAC of any Collateral Document to which NAC is contemplated hereunder to become a party will not be in breach or violation of, or be in conflict with or constitute, with or without the passage of time or the giving of notice (or both), a default under, (a) NAC's Certificate of Incorporation or
Bylaws, (b) any agreement, arrangement or understanding to which NAC is a party or by which NAC is otherwise bound, (c) any Permit applicable to NAC or (d) any law, regulation, order, judgment or decree applicable to NAC and will not result in the creation of any Lien on any assets of NAC or (except as contemplated by or provided for in the Collateral Documents) of any of its current subsidiaries or result in, or constitute grounds for, the termination, suspension, revocation, forfeiture, lapse, impairment or non-renewal of any Permit the absence or loss of which would have, or could be reasonably anticipated to have, a Materially Adverse Effect on NAC. Except for such filings as are to be made pursuant to federal or state securities laws, no authorization, consent or approval of, or filing with, any public body, court or authority is (a)
necessary on the part of NAC for the

consummation by NAC of the transactions contemplated by this Agreement to be performed by it or (b) necessary on the part of NAC for the consummation by NAC of the transactions contemplated to be performed by it pursuant to any
Collateral Document to which NAC is contemplated hereunder to become a party. As used herein, "COLLATERAL DOCUMENTS" mean, collectively, the Promissory Notes, the Employment Agreement, the Consulting Agreements, the Voting Agreement (as
hereinafter defined), the Non-Compete Agreement, the OTI Security Agreement (as
hereinafter defined), the Surety Agreement (as hereinafter defined), the NAC
Security Agreement (as hereinafter defined) and the Registration Rights
Agreement (as hereinafter defined).

          2.3 No Materially Adverse Changes. Except as set forth in Section 2.3 of the letter, dated as of the date hereof, furnished by NAC to the Holders (the
"NAC DISCLOSURE LETTER"), a copy of which letter is attached hereto as Exhibit
H, or in the NAC Business Reports (as defined in Section 2.6 below), there has not been any Materially Adverse Change with respect to NAC since April 30, 2005.

          2.4 Capitalization. The authorized equity capitalization of NAC consists of 40,000,000 shares of common stock ("NAC COMMON STOCK"), par value
$.05 per share, and 2,000,000 shares of preferred stock. As of the date hereof,
8,530,614 shares of NAC Common Stock are issued and outstanding, all of which shares are validly issued, fully paid and non-assessable, and no shares of preferred stock are outstanding. Except as disclosed in Section 2.4 of the NAC
Disclosure Letter or in the NAC Business Reports or provided for herein or in any of the Collateral Documents, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating
NAC to issue or sell any shares of capital stock of NAC or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of NAC or of any other corporation, nor are there any stock appreciation, phantom stock or similar rights outstanding based upon the book value or any other attribute of NAC. Except as disclosed in the NAC Business
Reports, no holders of outstanding shares of NAC Common Stock are entitled to any preemptive or other similar rights.

          2.5 Financial Statements and SEC Filings. NAC has made available to the Holders true and correct copies of each report, registration statement (on a form other than Form S-8) and definitive proxy statement (collectively, the
"REPORTS") filed by NAC with the U.S. Securities and Exchange Commission (the
"SEC") between January 31, 2005 and the date of this Agreement. NAC will also deliver to the Holders, on or before the Closing, any other reports that are filed by NAC with the SEC after the date hereof and prior to the Closing, and any other reports or other information sent by NAC generally to NAC's stockholders after the date hereof and prior to the Closing, but not required to be filed with the SEC. (The Reports and all other reports and information referred to in the immediately preceding sentence, whether or not filed with the
SEC, are herein collectively referred to as the "NAC BUSINESS REPORTS," and the financial statements, including the notes thereto, contained in the NAC Business
Reports are hereinafter collectively referred to as the "NAC FINANCIAL
STATEMENTS.") NAC has duly filed all the Reports required to be filed by it with the SEC under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Securities Exchange Act of 1934, as amended, and no such Report, nor any
Report sent to NAC's stockholders generally, contains any untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements in such Report, in light of the circumstances under which they were made, not

                                       10

misleading. The NAC Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and present fairly in all material respects the consolidated financial condition, results of operations and cash flows of NAC and its consolidated subsidiaries as of the dates and for the periods indicated therein, subject, in the case of unaudited interim statements, to normal year-end accounting adjustments and the absence of complete footnote disclosure.

          2.6 Absence of Undisclosed Liabilities. Except as and to the extent stated in Section 2.6 of the NAC Disclosure Letter or in the NAC Business
Reports (inclusive of the NAC Financial Statements) or as may be provided for herein or in the Collateral Documents or contemplated hereby or thereby, to the best knowledge of NAC, NAC does not have any material liabilities or obligations
(whether accrued, absolute, contingent, unliquidated or of any other nature), other than (i) liabilities incurred in the ordinary course of business and (ii)
obligations under contracts and commitments incurred in the ordinary course of business, which, in both subsections (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of
NAC (determined on a consolidated basis).

          2.7 Litigation. Except as set forth in Section 2.7 of the NAC
Disclosure Letter or in the NAC Business Reports, (a) there are no actions, suits, proceedings or orders, at law or in equity, pending or threatened against
NAC, (b) to the best knowledge of NAC, there are no investigations pending or threatened against NAC before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (c) to the best knowledge of NAC, there is no basis for any of the foregoing.

          2.8 No Commissions. NAC has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby or by any of the Collateral
Documents.

          2.9 Governmental Consents. No consent, approval, order or
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of
NAC is required in connection with the consummation of the transactions contemplated by this Agreement or any of the Collateral Documents, except (a)
the filing of financing statements as contemplated by the Security Agreement and
(b) such filings as may be required under federal and/or state securities laws, which filings NAC agrees to make to the extent (but only to the extent) provided for in the Registration Rights Agreement. The foregoing representations and warranties set forth in this Section 2.9 are subject to and conditioned upon the truth and accuracy of the representations of the Holders as set forth in Article
4 below.

          2.10 Disclosure. Neither this Article 2 nor the NAC Disclosure Letter contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading, and to the best knowledge of NAC, there is no fact that has not been disclosed to the Holders that materially and adversely affects, or could reasonably be anticipated to materially and adversely affect, the business, including the operating results, assets, customer, supplier or employee relations and business prospects, of NAC
(determined on a consolidated basis); provided, however, that the foregoing shall not be deemed to extend or apply to any fact or

                                       11

circumstance that relates to the Purchased Entity (including, without limitation, the operating results, assets, customer, supplier or employee relations or business prospects of the Purchased Entity).

          2.11 Disclaimer. Except as set forth in this Agreement or in the
Collateral Documents, NAC makes no representation, express or implied, at law or in equity, in respect of NAC (or any of its subsidiaries), and any such representation or warranty not set forth in this Agreement or in the Collateral
Documents is hereby expressly disclaimed.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE HOLDERS

          As an inducement to NAC to enter into this Agreement, Holders, jointly and severally, represent and warrant to NAC as follows:

          3.1 Organization and Qualification. The Purchased Entity is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite limited liability company power and authority, and has all necessary governmental approvals, to own or lease and operate its properties and to carry on its business as it is now being conducted (exclusive, however, of any governmental approvals the absence of which would not have, and could not be reasonably anticipated to have, a
Materially Adverse Effect on the Purchased Entity). The Purchased Entity is duly qualified to do business in every jurisdiction where the failure to do so would have, or could be reasonably anticipated to have, a Materially Adverse Effect on the Purchased Entity. The copies of the Purchased Entity's certificate of formation or article of organization (and each other document pursuant to which it was formed) and operating agreement or limited liability company agreement
(and each other document governing its operations, management or conduct) (the foregoing are hereinafter referred to collectively as the "PURCHASED ENTITY
GOVERNING DOCUMENTS"), which have been furnished by the Holders to NAC prior to the date of this Agreement, reflect all amendments made thereto and are correct and complete. Such organizational documents are in full force and effect. The
Purchased Entity is not in violation of any of its organizational documents.

          3.2 Authority Relative to this Agreement. Each of the Holders has the requisite corporate power and authority, and the Purchased Entity has the requisite limited liability company power and authority to enter into each of the Collateral Documents to which it is contemplated hereunder to become a party and to carry out its obligations thereunder. The execution and delivery by the
Purchased Entity of each Collateral Document to which it is contemplated hereunder to become a party and the consummation by the Purchased Entity of the transactions contemplated thereby to be performed by it have been duly authorized by all necessary limited liability company action on the part of the
Purchased Entity and have been duly approved by each Holder, and no other proceedings on the part of the Purchased Entity are necessary to authorize the execution, delivery and performance by the Purchased Entity of such Collateral
Document and the performance of such transactions. The execution and delivery by each Holder of each Collateral Document to which it is contemplated hereunder to become a party and the consummation by each Holder of the transactions contemplated thereby to be

                                       12

performed by it have been duly authorized by all necessary corporate action on the part of such Holder and have been duly approved by the board of directors of each Holder, and no other corporate proceedings on the part of either Holder are necessary to authorize the execution, delivery and performance by either Holder of such Collateral Documents and the performance of such transactions. Each
Collateral Document to which the Purchased Entity is contemplated hereunder to become a party will, when executed and delivered by the Purchased Entity, constitute a legal, valid and binding obligation of the Purchased Entity, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered at law or in equity. Each Collateral Document to which either Holder is contemplated hereunder to become a party will, when executed and delivered by such Holder, constitute a legal, valid and binding obligation of such Holder, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered at law or in equity. Except as expressly set forth in Section 3.2 of the letter, dated as of the date hereof, furnished by the Holders to NAC (the
"HOLDERS DISCLOSURE LETTER"), a copy of which letter is attached hereto as
Exhibit I, the execution, delivery and performance of this Agreement by the
Holders is not, and will not be, in breach or violation of (a) the Certificate of Incorporation or Bylaws of either Holder, (b) (subject to the Required
Waivers (as defined below) having been obtained) any agreement, arrangement or understanding to which the Purchased Entity and/or either Holder is a party or by which the Purchased Entity and/or either Holder is otherwise bound, (c)
(subject to the Required Waivers having been obtained) any Permit applicable to the Purchased Entity and/or either Holder or (d) any law, regulation, order, judgment or decree, applicable to the Purchased Entity and/or either Holder and does not and will not result in, create or trigger the termination or acceleration of, or any right of termination or acceleration under, any such agreement, arrangement or understanding or any payment or other obligation or duty thereunder, result in the creation of any Lien on any assets of the
Purchased Entity or either Holder or result in, or constitute grounds for, the termination, suspension, revocation, forfeiture, lapse, impairment or non-renewal of any Permit the absence or loss of which would have, or could be reasonably anticipated to have, a Materially Adverse Effect on the Purchased
Entity. The execution, delivery and performance by the Purchased Entity of any
Collateral Document to which it is contemplated hereunder to become a party will not be in breach or violation of, or be in conflict with or constitute, with or without the passage of time or the giving of notice (or both), a default under,
(a) any Purchased Entity Governing Document, (b) (subject to the Required
Waivers having been obtained) any agreement, arrangement or understanding to which the Purchased Entity and/or either Holder is a party or by which the
Purchased Entity and/or either Holder is otherwise bound, (c) (subject to the
Required Waivers having been obtained) any Permit applicable to the Purchased
Entity and/or either Holder or (d) any law, regulation, order, judgment or decree applicable to the Purchased Entity and/or either Holder and will not result in, create or trigger the termination or acceleration of, or any right of termination or acceleration under, any such agreement, arrangement or understanding, result in the creation of any Lien on any assets of the Purchased
Entity or result in, or constitute grounds for, the termination, suspension, revocation, forfeiture, lapse, impairment or non-renewal of any Permit the absence or loss of which would have, or could be

                                       13

reasonably anticipated to have, a Materially Adverse Effect on the Purchased
Entity. The execution, delivery and performance by either Holder of any
Collateral Document to which it is contemplated hereunder to become a party will not be in breach or violation of, or be in conflict with or constitute, with or without the passage of time or the giving of notice (or both), a default under,
(a) the Certificate of Incorporation or Bylaws of either Holder, (b) (subject to the Required Waivers having been obtained) any agreement, arrangement or understanding to which either Holder is a party or by which either Holder is otherwise bound, (c) (subject to the Required Waivers having been obtained) any
Permit applicable either Holder or (d) any law, regulation, order, judgment or decree applicable to either Holder and will not result in, create or trigger the termination or acceleration of, or any right of termination or acceleration under, any such agreement, arrangement or understanding, result in the creation of any Lien on any assets of the Purchased Entity and/or either Holder or result in, or constitute grounds for, the termination, suspension, revocation, forfeiture, lapse, impairment or non-renewal of any Permit the absence or loss of which would have, or could be reasonably anticipated to have, a Materially
Adverse Effect on the Purchased Entity. No authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of the Purchased Entity or either Holder for the consummation by the Purchased
Entity and/or either Holder of the transactions contemplated by this Agreement or any Collateral Document.

          3.3 Capitalization and Voting Rights.

          (a) Except for the Purchased Interests, there are no issued or outstanding interests in or with respect to the Purchased Entity.

          (b) All of the Purchased Interests are duly and validly authorized and issued, fully paid and non-assessable and were issued in accordance with the registration or qualification provisions of the Securities
          Act and any relevant state securities laws, or pursuant to valid exemptions therefrom.

          (c) There are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating the
          Purchased Entity to issue or sell any units or interests in the
          Purchased Entity or securities or obligations of any kind exercisable for, convertible into or exchangeable for any units or interests in the Purchased Entity, nor are there any appreciation or similar rights outstanding based upon the book value or any other attribute of the
          Purchased Entity (or any group of Persons including the Purchased
          Entity). No Person is entitled to any preemptive or other similar rights with respect to any such units or interests.

          (d) The Purchased Entity is not a party or otherwise subject to any agreement or understanding, and there is no agreement or understanding between any Persons, that affects or relates to the voting or giving of written consents with respect to any units or interests of the
          Purchased Entity or by any member of the Purchased Entity or the holder of any such units or interests.

          (e) The Holders own all of the Purchased Interests free and clear of any and all Liens, and upon the consummation of the transactions contemplated hereby, NAC shall acquire

                                       14

          good and valid title to all units and other interests in the Purchased
          Entity, free and clear of any and all Liens.

          3.4 Financial Statements of the Purchased Entity.

          (a) Unaudited Interim Financial Statements. The Holders have provided
          NAC with an unaudited balance sheet of the Purchased Entity, dated as of June 30, 2005 (the "INTERIM BALANCE SHEET"), a statement of profit and loss and of cash flows of the Purchased Entity for the period from
          January 1, 2005 through June 30, 2005 (the "INTERIM CASH STATEMENT"
          and, collectively with the Interim Balance Sheet, the "INTERIM
          FINANCIAL STATEMENTS"). The Interim Balance Sheet presents fairly in all material respects the financial condition of the Purchased Entity as of the date thereof, subject to normal year-end accounting adjustments and the absence of footnote disclosure. Except as set forth in the Interim Balance Sheet, the Purchased Entity has no
          liabilities or obligations (whether accrued, absolute, contingent, unliquidated or of any other nature), other than (i) liabilities incurred in the ordinary course of business consistent with past practices after June 30, 2005 and (ii) obligations under contracts and commitments incurred in the ordinary course of business consistent with past practices, which, in both clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Purchased Entity. The Interim Cash Statement presents fairly in all material respects the results of operations and cash flows of the Purchased Entity for the period covered thereby.

          (b) Audited Financials. The Holders have provided NAC with audited balance sheets and statements of profit and loss and of cash flows for the Purchased Entity as of the ends of, and for, each of the prior three (3) years ended December 31, 2004 (collectively, the "AUDITED
          FINANCIAL STATEMENTS"). The Audited Financial Statements present fairly in all material respects the financial condition of the
          Purchased Entity as of the respective dates thereof and the results of operations and cash flows of the Purchased Entity for the periods covered thereby.

          (c) The Interim Financial Statements and the Audited Financial
          Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except that the
          Interim Financial Statements do not include full footnote disclosure).

          (d) The Purchased Entity has, in the aggregate, (I) net book value of at least six hundred thousand dollars ($600,000), determined in accordance with GAAP, and (II) cash in an amount equal to at least seventy-five thousand dollars ($75,000).

          (e) Except for the indebtedness expressly set forth in Section 3.4(e)
          of the Holders Disclosure Letter (any such indebtedness, the
          "SCHEDULED INDEBTEDNESS"), the Purchased Entity is not indebted or obligated (directly, pursuant to any guaranty or surety or otherwise)
          with respect to any obligation for borrowed money. True and complete copies of all contracts, instruments and other agreements (inclusive of all amendments, supplement and other modifications) evidencing or providing for any Scheduled Indebtedness have been delivered to NAC.

                                       15

          (f) Except for any credit agreement or facility expressly set forth in
          Section 3.4(f) of the Holders Disclosure Letter (any such credit agreement or facility, the "SCHEDULED CREDIT AGREEMENTS"), the
          Purchased Entity is not party to or otherwise bound by any credit agreement or facility. True and complete copies of each of the
          Scheduled Credit Agreements (inclusive of all amendments, supplement and other modifications) have been delivered to NAC.

          3.5 No Materially Adverse Changes. Except as expressly set forth in
Section 3.5 of the Holders Disclosure Letter or reflected in the Interim Balance
Sheet, since December 31, 2004, there has not been any Materially Adverse Change with respect to the Purchased Entity. Without limiting the generality or scope of the foregoing, since December 31, 2004, there has not (except as reflected in the Interim Balance Sheet) been:

          (a) any change in the assets, liabilities, financial condition or operating results of the Purchased Entity from that reflected in the
          Audited Financial Statements, except for changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

          (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of the Purchased
          Entity (as such business is presently conducted);

          (c) any waiver by the Purchased Entity of a material right or of a material debt owed to it;

          (d) any satisfaction or discharge of any Lien or payment of any obligation by the Purchased Entity, except (i) in the ordinary course of business and (ii) that is not material to the assets, liabilities, properties, financial condition, operating results or business of the
          Purchased Entity (as such business is presently conducted);

          (e) any material change or amendment to a material contract or arrangement by which the Purchased Entity or any of its assets or properties is bound or subject;

          (f) any material change in any compensation arrangement or agreement with any employee of the Purchased Entity;

          (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Purchased
          Entity;

          (h) any resignation or termination of employment of any key officer of the Purchased Entity; and neither Holder has received notice of the intent of any employee of the Purchase Entity to resign or otherwise terminate his or her employment; and to the best knowledge of the
          Holders, there is no impending resignation or termination of employment by any employee of the Purchased Entity;

          (i) any receipt of notice that there has been a loss of, or material order cancellation by, any material customer of the Purchased Entity;
          and to the best knowledge of the

                                       16

          Holders, no material customer of the Purchased Entity has threatened to, or is planning to, cancel any order or terminate any contract or arrangement with the Purchased Entity;

          (j) any Lien created by the Purchased Entity, or otherwise created or attaching, on or with respect to any of its material properties or assets, except Liens for taxes not yet due or payable;

          (k) any loans or guarantees made by the Purchased Entity (including, without limitation, to or for the benefit of any of its members, managers, employees, officers or directors or any members of their immediate families), other than travel advances and other advances made to employees of the Purchased Entity in the ordinary course of its business;

          (l) any declaration, setting aside or payment or other distribution in respect of any units or interests of, or capital accounts held in, the
          Purchased Entity, or any direct or indirect redemption, purchase or other acquisition of any of such units or interests by the Purchased
          Entity;

          (m) any receipt by the Purchased Entity of any notice from any customer or client that such client or customer intends to cease doing business with the Purchased Entity or, to the best knowledge of the
          Holders, any other loss of any customer or client by the Purchased
          Entity, exclusive of any client or customer the loss of which would not, or could not reasonably be anticipated to have, a Materially
          Adverse Effect on the Purchased Entity;

          (n) to the best knowledge of the Holders, any other event or condition of any character that would have, or could reasonably be expected to have, a Materially Adverse Effect on the Purchased Entity; or

          (o) any agreement or commitment by the Purchased Entity to do any of the things described in this Section 3.5.

          3.6 Litigation. There (a) are no actions, suits, proceedings or orders, at law or in equity, pending or (to the best knowledge of the Holders)
threatened against the Purchased Entity, (b) are no investigations pending or, to the best knowledge of the Holders, threatened against the Purchased Entity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and
(c) is, to the best knowledge of the Holders, no basis for any of the foregoing.

          3.7 Subsidiaries. Except as described in Section 3.7 of the Holders
Disclosure Letter, (i) the Purchased Entity does not own or control, directly or indirectly, any interest in any other Person and (ii) the Purchased Entity is not a participant in any joint venture, partnership or similar arrangement.

          3.8 Patents and Trademarks. The Purchased Entity has sufficient ownership or rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes and other intellectual property (all of the foregoing, collectively, the "INTELLECTUAL PROPERTY") necessary for its business as now conducted or as

                                       17

proposed to be conduced. None of such Intellectual Property conflicts with or infringements the rights of any other Person. Part A of Section 3.8 of the
Holders Disclosure Letter contains a complete list of all Intellectual Property owned by the Purchased Entity (such Intellectual Property, the "OWNED
INTELLECTUAL PROPERTY"), and Part B of Section 3.8 of the Holders Disclosure
Letter contains a complete list of all Intellectual Property leased by, or licensed to, the Purchased Entity or in which the Purchased Entity otherwise has an interest (other than ownership) (such Intellectual Property, the "LICENSED
INTELLECTUAL PROPERTY"). All of the Owned Intellectual Property is (except as expressly set forth in Part C of Section 3.8 the Holders Disclosure Letter)
owned by the Purchased Entity, free and clear of any lien, pledge, security interest, competing claim or other encumbrance of any nature whatsoever (each of the foregoing, a "LIEN"). Except as expressly set forth in Part D of Section 3.8 of the Holders Disclosure Letter, there are no outstanding options, licenses or agreements of any kind relating to any of the Owned Intellectual Property, nor is the Purchased Entity bound by, or a party to, any options, licenses or agreements of any kind with respect to any Intellectual Property of any other
Person. Neither of the Holders nor the Purchased Entity has received any communication alleging that the Purchased Entity has violated or, by conducting its business as presently conducted or as proposed to be conducted, would violate, any Intellectual Property (or rights therein) of any other Person, and the Purchased Entity is not violating, and (by conducting its business as presently conducted or as proposed to be conducted) the Purchased Entity does not and would not violate any Intellectual Property (or rights therein) of any other Person. To the best knowledge of the Holders, no employee of the Purchased
Entity is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with his duties to the Purchased Entity or that would conflict with the business of the Purchased Entity as now conducted or as proposed to be conducted. To the best knowledge of the Holders, neither the execution, delivery or performance of this Agreement or any of the Collateral Documents, nor the carrying on of the business of the Purchased Entity by its employees, nor the conduct of the business of the Purchased Entity as now conducted or as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee of the Purchased Entity is now obligated. It is not and will not be necessary for the Purchased Entity to utilize any inventions or other Intellectual Property of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Purchased Entity.

          3.9 Compliance with Other Instruments. The Purchased Entity is not in violation or default of any provision of any of the Purchased Entity Governing
Documents, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound. The Purchased Entity is not in violation or default of any provision of any federal or state statute, rule or regulation applicable to the Purchased Entity.

          3.10 Agreements; Action. Except as expressly set forth in the section of Section 3.10 of the Holders Disclosure Letter corresponding with the following items or matters,

          (a) There are no agreements, understandings or proposed transactions between the Purchased Entity and any of its members, managers, officers, directors, partners and affiliates or any affiliate of such members, managers, officers, directors, partners and affiliates;

                                       18

          (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Purchased Entity is a party or by which it is otherwise bound that may involve (i) obligations (contingent or otherwise) of, or payments to, the Purchased Entity in excess of $50,000 in the aggregate, (ii)
          the license of any Intellectual Property to or from the Purchased
          Entity (other than the license by the Purchased Entity of
          non-customized software in the ordinary course of business), (iii)
          provisions restricting or affecting the development, manufacture or distribution of the products or services of the Purchased Entity or
          (iv) indemnification by the Purchased Entity with respect to infringements of any proprietary rights or other Intellectual
          Property;

          (c) Since January 1, 2005, the Purchased Entity (i) has not declared or paid any dividend or authorized or made any distribution upon or with respect to any of its interests or units (including, without limitation, the Purchased Interests) or any capital account of, or maintained in, the Purchased Entity, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of
          $20,000 or in excess of $50,000 in the aggregate, (iii) made any loan or advance to any Person, other than ordinary advances to employees for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business consistent with past practices;

          (d) The Purchased Entity is not party to, or otherwise bound by, any
          Guaranteed OTI Contract (as defined below);

          (e) A true and complete copy (inclusive each amendment, modification and waiver relating thereto) of each Guaranteed OTI Contract and each
          OTI Contract Guarantee (as defined below) has been provided to NAC;
          and

          (f) The Purchased Entity is not a party to or otherwise bound by any contract, agreement (written or oral), instrument or other commitment, or subject to any restriction under any of the Purchased Entity
          Governing Documents, that constitutes, and could reasonably be anticipated to have, a Materially Adverse Effect on the Purchased
          Entity.

For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons either Holder has any reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections. As used herein, "GUARANTEED OTI CONTRACT" means any lease or other written contract (i)
to which the Purchased Entity is a party or by which the Purchased Entity is otherwise bound and (ii) that is guaranteed by Mark Fite and/or Kimball
Wheatley, "OTI CONTRACT GUARANTY" means any contract or other agreement pursuant to which Mark Fite and/or Kimball Wheatley is obligated to guaranty to a third party any obligations of the Purchased Entity under any Guaranteed OTI Contract
Lease, "SCHEDULED GUARANTEED OTI CONTRACT" means any Guaranteed OTI Contract (a)
that is set forth in section (d) of Section 3.10 of the Holders Disclosure
Letter and (b) of which a true and complete copy has been provided to NAC, and
"SCHEDULED OTI CONTRACT GUARANTEE" means any OTI Contract Guarantee (a) that is set

                                       19

forth in section (g) of Section 3.10 of the Holders Disclosure Letter and (b) a
true and complete copy of which has been provided to NAC.

          3.11 Related Party Transactions. Except as expressly set forth in
Section 3.11 the Holders Disclosure Letter, no member, manager, employee, officer or director of the Purchased Entity or member of his or her immediate family is indebted to the Purchased Entity, nor is the Purchased Entity indebted
(or committed to make loans or extend any guarantee or credit) to any of them.
Except as expressly set forth in Section 3.11 of the Holders Disclosure Letter, to the best knowledge of the Holders, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Purchased
Entity is affiliated or with which the Purchased Entity has a business relationship, or any firm or corporation that competes with the Purchased
Entity. Except as expressly set forth in Section 3.11 of the Holders Disclosure
Letter, no member of the immediate family of any member, manager, officer or director of the Purchased Entity is directly or indirectly interested in any material contract with the Purchased Entity. Effective immediately prior to the
Closing, all employment, consulting and similar agreements (whether oral or written) between the Purchased Entity and any Guarantor (as defined below) will terminate without any penalty, damages or other liability to the Purchased
Entity resulting therefrom.

          3.12 Permits. The Purchased Entity has all franchises, permits, licenses, consents, approvals and any similar authority (all of the foregoing, collectively, "PERMITS"), whether issued or granted by any governmental authority or other Person, necessary for the conduct of its business as now conducted and as proposed to be conducted, the lack of which would have, or could reasonably be anticipated to have, a Materially Adverse Effect on the
Purchased Entity. The Purchased Entity is not in default in any material respect under any of such Permits. The consummation of the transactions contemplated hereby and by the Collateral Documents will not result in the termination, suspension, revocation, forfeiture, lapse, impairment or non-renewal of any such
Permits or constitute justifiable grounds for the termination, suspension, revocation, forfeiture, lapse, impairment or non-renewal of any of such Permits, other than the Permits set forth in Section 3.12(a) of the Holders Disclosure
Letter (all such Permits, collectively, the "REQUIRED PERMITS"). As used herein,
"REQUIRED WAIVERS" means, collectively, all waivers, consents and approvals
(which, if necessary in order to be effective, shall be in writing and properly executed) that are necessary or appropriate in order to prevent or preclude (a)
any termination, suspension, revocation, forfeiture, lapse, impairment or non-renewal of any Permit referred to in the first sentence of this Section
3.12, (b) the trigger or creation of any right to terminate, suspend, revoke, forfeit, lapse, impair or not renew any such Permit, (c) the acceleration or increase of any payment or other obligation or duty of the Purchased Entity, (d)
the termination, suspension, revocation, forfeiture, lapse, impairment or non-renewal of any contractual right or benefit of the Purchased Entity and (e)
the trigger or creation of any right to terminate, suspend, revoke, forfeit, lapse, impair or not renew any contractual right or benefit of the Purchased
Entity, in any such case as a consequence or result of the execution, delivery and/or performance of this Agreement and/or any of the Collateral Agreements and/or the consummation of the transactions contemplated hereby and thereby.
Except as disclosed in Section 3.12(a) of the Holders Disclosure Letter, there are no Required Waivers other than the Required Permits.

                                       20

          3.13 Employee Benefit Plans. Except as expressly set forth in Section
3.13 of the Holders Disclosure Letter, the Purchased Entity does not have any
Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

          3.14 Tax Returns, Payments and Elections. The Purchased Entity has
filed all tax returns and reports (including information returns and reports) as required to be filed by it by law. These returns and reports are true and correct in all material respects. The Purchased Entity has paid, or will pay prior to becoming delinquent, all taxes shown to be due and payable on such returns and reports, and any assessments imposed, except those contested by the
Purchased Entity in good faith and expressly set forth in Section 3.14 of the
Holders Disclosure Letter. Set forth in Section 3.14 of the Holders Disclosure
Letter is a full and fair description of all elections the Purchased Entity has made or either or both of the Holders have made on behalf of, or related to, the
Purchased Entity pursuant to the Internal Revenue Code of 1986, as amended, other than elections that relate solely to methods of accounting, depreciation or amortization. There is no tax deficiency proposed or assessed against the
Purchased Entity, and the Purchased Entity has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge, nor have any of the federal income tax returns of the
Purchased Entity or any of its state income or franchise tax or sales or use tax returns ever been audited by governmental authorities. Except as expressly set forth in Section 3.14 of the Holders Disclosure Letter, since the date of the
Interim Balance Sheet, the Purchased Entity has not incurred any income or other taxes, assessments or governmental charges other than in the ordinary course of business, and the Purchased Entity has made adequate provisions on its books of account for all income or other taxes, assessments and governmental charges with respect to its business, properties and operations for the period since such date. The Purchased Entity has withheld or collected from each payment made to each of its members, managers and employees the amount of all taxes and assessments (including, but not limited to, federal income taxes, Federal
Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes)
required to be withheld or collected therefrom and has paid the same to the proper tax receiving officers or authorized depositories and has (as appropriate) withheld, collected and/or paid to the appropriate authority all other taxes and assessments (including, without limitation, sales, real estate, property and commercial lease taxes) required to be withheld, collected and/or paid by it.

          3.15 Minute Books. The records of all meetings, consents and approvals of the members and managers of the Purchased Entity have been provided to NAC and as so provided contained a complete summary of all meetings and other actions of the members and managers of the Purchased Entity since the time of formation of the Purchased Entity and reflects all transactions referred to in records accurately in all material respects.

          3.16 Labor Agreements and Actions; Employee Compensation. The
Purchased Entity is not bound by or subject to (and none of its assets or properties is bound by or subject to) any contract, commitment or arrangement with any labor union, and no labor union has requested or has sought to represent any of the members, managers, employees, representatives or agents of the Purchased Entity. There is no strike or other labor dispute involving the
Purchased Entity pending, or to the best knowledge of the Holders, threatened, that would have, or could reasonably be anticipated to have, a Materially
Adverse Effect on the Purchased Entity, nor to the best knowledge of the Holders is there any labor organization activity involving any of the members, managers and employees of the Purchased Entity. To the best knowledge of the

                                       21

Holders, no member, manager, officer or key employee, or any group of key employees, intends to terminate his or her or their employment with the
Purchased Entity, nor does the Purchased Entity have a present intention to terminate the employment of any of the foregoing. Except as otherwise provided in the Employment Agreement, the employment of each officer and employee of the
Purchased Entity is terminable at the will of the Purchased Entity, without payment (other than accrued compensation through the date of termination and payments (if any) required to be made pursuant to the Consolidated Omnibus
Budget Reconciliation Act (COBRA) or other applicable statutory law) or other liability on the part of the Purchased Entity. To the best knowledge of the
Holders, the Purchased Entity has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. Except for the Employment Agreement and as expressly set forth in
Section 3.16 of the Holders Disclosure Letter, the Purchased Entity is not a
party to or otherwise bound by any currently effective employment contract, deferred compensation agreement, bonus incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement or arrangement.

          3.17 Governmental and Third Party Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any other third party on the part of the Purchased Entity or either Holder is required in connection with the consummation of the transactions contemplated by this Agreement or the Collateral Documents, except such consents, approvals, orders, authorizations, registrations, qualifications, designations, declaration or filings as are expressly set forth in Section 3.17 of the Holders Disclosure
Letter (all such consents, approvals, orders, authorizations, registrations, qualifications, designations, declaration or filings, collectively, the
"REQUIRED APPROVALS").

          3.18 Title to Property and Assets. Except as expressly set forth in
Section 3.18 of the Holders Disclosure Letter, the Purchased Entity owns its property and assets free and clear of all Liens, except such Liens as arise in the ordinary course of business and do not materially impair the Purchased
Entity's ownership or use of such property or assets. With respect to the property and assets it leases, the Purchased Entity is in compliance with such leases and holds a valid leasehold interest free of any Liens, and the Purchased
Entity is not in violation or default of, and to the best knowledge of the
Holders, no other party to any such lease is in violation or default of, any such lease.

          3.19 Insurance. Set forth in Section 3.19 of the Holders Disclosure
Letter is a complete list and full and fair description (inclusive of the amount of coverage and deductibles or co-insurance) of each and all of the insurance policies maintained by the Purchased Entity or for its benefit, which policies provide coverage consistent with that maintained by similar businesses in the same industry. Full, true and complete copies of all such insurance policies
(inclusive of all amendments, addenda, riders and other modifications thereto)
have been provided to NAC.

          3.20 Disclosure. Neither this Article 3 nor the Holders Disclosure
Letter contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and to the best knowledge of Holders, there is no fact that has not been disclosed to

                                       22

NAC that materially affects adversely or could reasonably be anticipated to materially affect adversely the business, including the operating results, assets, customer, supplier or employee relations and business prospects, of the
Purchased Entity.

          3.21 Lack of Other Representations. Except as set forth in this
Agreement or in the Collateral Documents, neither Holder makes any representation, express or implied, at law or in equity, in respect of the
Purchased Entity or either Holder, and any such representation or warranty not set forth in this Agreement or in the Collateral Documents is hereby expressly disclaimed.

                                    ARTICLE 4

                           ADDITIONAL REPRESENTATIONS
                          AND WARRANTIES OF THE HOLDERS

          As an inducement to NAC to enter into this Agreement, the Holders, jointly and severally, represent and warrant to NAC as follows:

          4.1 Authority. Each Holder has the power and authority to enter into this Agreement and each of the Collateral Documents to which it is contemplated hereunder to become a party and to carry out its obligations hereunder and thereunder. This Agreement has been duly executed by each Holder and constitutes a legal, valid and binding obligation of each Holder, enforceable against each
Holder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered at law or in equity. Each Collateral Document to which either Holder is contemplated hereunder to become a party will, when executed and delivered by such Holder, constitute a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered at law or in equity. The execution, delivery and performance of this
Agreement by each Holder is not, and will not be, in breach or violation of (a)
any agreement, arrangement or understanding to which either Holder is a party or by which either Holder is otherwise bound, (b) any Permit applicable to either
Holder or (c) any law, regulation, order, judgment or decree applicable to either Holder. The execution, delivery and performance of any Collateral
Document by any Holder contemplated hereunder to become a party thereto will not be in breach or violation of (a) any agreement, arrangement or understanding to which such Holder is a party or by which such Holder is otherwise bound, (b) any
Permit applicable to such Holder or (c) any law, regulation, order, judgment or decree applicable to such Holder. No authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of either Holder for the consummation by him or it of the transactions contemplated to be performed by him or it pursuant to this Agreement or any Collateral
Document.

          4.2 Ownership Interests in the Purchased Entity. FWA and MeetingNet
are the legal and beneficial owners of, respectively, fifty-seven and fourteen one-hundredths percent (57.14%)

                                       23

and forty-two and eight-six hundredths percent (42.86%) of the Purchased
Interests, in each case free and clear of all Liens, other than restrictions under federal and state securities laws. Any and all proxies that may have been given by either Holder prior to this Agreement regarding any units or interests in the Purchased Entity have been revoked and are no longer outstanding or of any force or effect.

          4.3 Ownership of Interests. There are no obligations of either Holder to sell or to acquire any units or interests in the Purchased Entity except pursuant to this Agreement. With respect to all of each Holder's Purchased
Interests, such Holder has sole voting power and sole power to issue instructions with respect to the matters herein, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with no limitations, qualifications or restrictions on such rights, subject, however, to applicable securities laws and the terms of this Agreement.

          4.4 Legends. It is understood that the Securities Act restricts the transferability of securities, such as the NAC common stock and the Promissory
Notes, issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereunder, and that the instrument evidencing any of the NAC common stock and the Promissory Notes will bear a legend (in addition to such other legends as may be required by law or contract) in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE NOT
          BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
          "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE
          BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION
          REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. THE
          SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE
          SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED
          OTHER THAN PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN
          EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS CERTIFICATE
          OR INSTRUMENT AGREES THAT IT/HE/SHE WILL GIVE TO EACH PERSON TO WHOM
          THIS SECURITY IS TRANSFERRED (UNLESS SUCH SECURITY IS TRANSFERRED
          PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES
          ACT) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                                    ARTICLE 5

                              ADDITIONAL AGREEMENTS

          5.1 Voting Agreement. At the Closing, NAC and each of the Holders shall enter into and deliver to the other the Lockup, Standstill And Voting
Agreement substantially in the form attached hereto as Exhibit A (the "VOTING
AGREEMENT").

          5.2 Registration Rights Agreement. At the Closing, NAC and the Holders
shall enter into and deliver to the other a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the "REGISTRATION RIGHTS
AGREEMENT").

                                       24

          5.3 Employment, Consulting and Non-Competition Agreements. As soon as reasonably practical following the Closing, (i) NAC shall cause the Purchased
Entity to enter into and deliver to Mark A. Fite (the "PRINCIPAL"), and the
Principal shall enter into and deliver to NAC and the Purchased Entity, an executive employment agreement (the "EMPLOYMENT AGREEMENT") in the form attached hereto as Exhibit C-1, (ii) NAC shall cause the Purchased Entity to enter into and deliver to Kimbal L. Wheatley and William A. Flexner (collectively, the
"CONSULTANTS" and each a "CONSULTANT"), and the Holders shall cause each of the
Consultants to enter into and deliver to NAC and the Purchased Entity, a consulting agreement (the "CONSULTING AGREEMENT") in the form attached hereto as
Exhibit C-2a or C-2b (as applicable) and (iii) as further consideration for the purchase by NAC of the Purchased Interests hereunder, each of the Holders shall enter into and deliver to NAC, and shall cause the Principal, each of the
Consultants and Ray Franklin to enter into and deliver to NAC, a Non-Competition
And Non-Solicitation Agreement (the "NON-COMPETE AGREEMENT") in the form attached hereto as Exhibit C-3.

          5.4 Surety And Security Agreements. As soon a reasonably practical following the Closing, NAC shall cause the Purchased Entity to enter into, and the Holders shall enter into, a Surety Agreement substantially in the form attached hereto as Exhibit D (the "SURETY AGREEMENT") and a Security Agreement
substantially in the form attached hereto as Exhibit E (the "OTI SECURITY
AGREEMENT"), and at the Closing, NAC and the Holders shall enter into a Security
Agreement substantially in the form attached hereto as Exhibit F (the "NAC
SECURITY AGREEMENT").

          5.5 Promissory Notes. At the Closing, NAC and the Holders shall execute and deliver to the other the relevant Promissory Notes.

          5.6 Expenses. Each party to this Agreement (NAC, on the one hand, and the Holders, on the other hand) shall bear its own expenses in connection with this Agreement and the transactions contemplated herein.

          5.7 Taxes. At and following the Closing, the Holders shall be responsible for all sales, transfer and other similar taxes (inclusive of income taxes, other than income taxes of NAC) that result from or are occasioned by the
Purchase, if any.

          5.8 Notification of Certain Matters. Each Party shall give prompt written notice to the others of (a) the occurrence or failure to occur of any event, which occurrence or failure has caused, would cause or would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue or inaccurate at, or at any time prior to, the Closing, and (b) any material failure of such party, or any member, manager, officer, director, stockholder, employee or agent thereof, or either Principal, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or him hereunder.

          5.9 Access to Information; Confidentiality.

          (a) NAC shall have the opportunity to make a complete due diligence review of the books, records, business and affairs of the Purchased
          Entity, and each of the Holders shall

                                       25

          have the opportunity to make a complete due diligence review of the books, records, business and affairs of NAC.

          (b) To facilitate the due diligence review, (i) NAC shall provide to the Holders and their agents complete access to all of its records and documents, shall provide the Holders with bank and professional references and shall use reasonable efforts to make available for consultation its customers and suppliers and (ii) the Holders shall provide to NAC and its agents complete access to all of the records and documents of the Purchased Entity, shall provide NAC with bank and professional references for the Purchased Entity and shall use reasonable efforts to make available for consultation the customers and suppliers of the Purchased Entity.

          (c) Each Party agrees that all non-public information provided to it or him by any other Party will be treated as confidential, and if this
          Agreement is terminated, will return to the Party providing same all confidential documents (and all copies thereof) in its possession, or will certify to such Party that all such documents not returned have been destroyed; provided however, that, in the event the Purchase is consummated, this provision shall not apply to NAC and there shall be no restriction on the ability of NAC to disclose information with regard to the Purchased Entity unless a Default (as defined in the NAC
          Security Agreement) shall have occurred and be continuing, in which event NAC shall, during the continuance of such Default, again be obligated to maintain in confidence the confidential information of the Purchased Entity and not disclose same except as may be required by law. Non-public information shall not include any information that a Party can demonstrate: (i) was already in such Party's possession prior to negotiations related to this transaction; (ii) is or becomes publicly and openly known and in the public domain through no fault of such Party; or (iii) is received by such Party in a non-confidential manner from a third party having the right to disclose such information. The provisions of this Section 5.9(c) shall survive any expiration or earlier termination of this Agreement.

          5.10 Certified NAC Resolutions. At or prior to the Closing, NAC shall furnish to the Holders (i) a copy of the text of the resolutions by which the corporate action on the part of NAC necessary to approve this Agreement and the
Collateral Documents contemplated hereunder to be executed and delivered by NAC were taken and (ii) certificates executed on behalf of NAC certifying that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded (which certificates shall be executed by Robert Cuddihy as an officer of NAC).

                                    ARTICLE 6

                                   CONDITIONS

          6.1 Conditions to Obligations of Each Party to Effect the Purchase.
The respective obligations of each Party to effect the Purchase shall be subject to the fulfillment at or prior to the Closing of the following conditions:

                                       26

          (a) there shall not be pending by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby or by any of the Collateral
          Documents or any action or proceeding (other than one brought by or on behalf of any Party) pursuant to which the party bringing or commencing such action or proceeding is seeking any such order or injunction; and

          (b) no Party shall have terminated this Agreement as permitted herein.

          6.2 Additional Conditions to Obligations of the Holders. The
obligations of the Holders to consummate the transactions contemplated hereby are also subject to the fulfillment at or prior to the Closing of the following conditions:

          (a) The representations and warranties of NAC set forth in Article 2 hereof that are by their terms qualified by materiality shall be true and correct at and as of the Closing with the same force and effect as if made again at and as of the Closing and the representations and warranties of NAC set forth in Article 2 hereof that are not so qualified shall be true and correct in all material respects at and as of the Closing with the same force and effect as if made again at and as of the Closing, NAC shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with it hereunder at or prior to the Closing and NAC shall have furnished to the Holders a certificate in which NAC shall have certified that the foregoing conditions have been met;

          (b) Between the date hereof and the Closing, (i) there shall have been no Materially Adverse Change with respect to NAC, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of NAC and (iii) none of the properties and assets of NAC shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage), which damages would have, or could reasonably be anticipated to have, a Materially Adverse Effect on NAC, and NAC shall have delivered to the Holders a certificate, dated as of the Closing, to the effect of the matters set forth in the foregoing clauses (i) -
          (iii); and

          (c) NAC shall have complied with its obligations under Section 5.10 above, and all corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the
          Holders' counsel, and the Holders' and their counsel shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          6.3 Additional Conditions to Obligations of NAC. The obligations of
NAC to consummate the transactions contemplated hereby are also subject to the fulfillment at or prior to the Closing of the following conditions:

          (a) The representations and warranties of the Holders set forth in
          Articles 3 and 4 hereof that are by their terms qualified by materiality shall be true and correct at and as of the Closing with the same force and effect as if made again at and as of the Closing
          and

                                       27

          the representations and warranties of the Holders set forth in
          Articles 3 and 4 hereof that are not so qualified shall be true and correct in all material respects at and as of the Closing with the same force and effect as if made again at and as of the Closing, each of the Holders and each of the Principals shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it or him hereunder at or prior to the Closing, each and all of the Required
          Waivers and the Required Approvals shall have been obtained and shall be in full force and effect and the Holders shall have furnished to
          NAC a certificate (the "HOLDERS' CLOSING CERTIFICATE") in which the
          Holders shall have certified that the foregoing conditions have been met;

          (b) Each Holder shall have delivered to NAC such documents and instruments as NAC may reasonably request to confirm and effectuate the transfer and conveyance of the Purchased Interests to NAC, free and clear of any and all Liens;

          (c) Between the date hereof and the Closing, (i) there shall have been no Materially Adverse Change with respect to the Purchased Entity,
          (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Purchased Entity and (iii) none of the properties and assets of the Purchased Entity shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages would have, or could reasonably be anticipated to have, a
          Materially Adverse Effect on the Purchased Entity, and the Holders
          shall have delivered to NAC a certificate, dated as of the Closing, to the effect of the matters set forth in the foregoing clauses (i) -
          (iii); and

          (d) All limited liability company and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to NAC's counsel, and NAC and its counsel shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                                    ARTICLE 7

                            POST CLOSING OBLIGATIONS

          7.1 Adjustments to Payment of Purchase Price. The Purchase Price
Payments to be made by NAC on account of and with respect to the Purchase Price pursuant to Section 1.3 hereof represent a good faith estimate of the Purchase
Price as determined by the Parties. In the event the actual Purchase Price (as determined in accordance with Section 1.4 hereof) differs from the aggregate amount of the Purchase Price Payments (the dollar amount of such difference being hereinafter referred to as the "PURCHASE PRICE VARIANCE"), the following adjustments shall be made:

          (a) If the amount of the actual Purchase Price is less than the aggregate amount of the Purchase Price Payments, then (i) the outstanding principal amount of the FWA Note shall be reduced by the
          FWA Percentage of the amount of the resulting Purchase Price

                                       28

          Variance and (ii) the outstanding principal amount of the MeetingNet
          Note shall be reduced by the MeetingNet Percentage of the amount of the resulting Purchase Price Variance; or

          (b) If the amount of the actual Purchase Price is greater than the aggregate amount of the Purchase Price Payments, then (i) the outstanding principal amount of the FWA Note shall be increased by the
          FWA Percentage of the amount of the resulting Purchase Price Variance and (ii) the outstanding principal amount of the MeetingNet Note shall be increased by the MeetingNet Percentage of the amount of the resulting Purchase Price Variance.

If the principal amount of the FWA Note and the MeetingNet Note is to be reduced as contemplated by clause (a) above or is to be increased as contemplated by clause (b) above, then the FWA shall surrender and deliver to NAC the FWA Note and MeetingNet shall surrender and deliver to NAC the MeetingNet Note for cancellation, and in exchange therefor NAC shall issue and deliver to FWA and
MeetingNet new promissory notes that are identical to the surrendered promissory notes, except for the decrease or increase in the amount of the principal amounts thereof as provided for in clause (a) or (b) above, as applicable; and
in the event of the issuance of new promissory notes as provided in the foregoing portion of this sentence, the terms "FWA NOTE" shall be deemed thereafter to refer to the respective promissory note issued to FWA in replacement for the FWA Note so surrendered and the terms "MEETINGNET NOTE,"
shall be deemed thereafter to refer to the respective promissory note issued to
MeetingNet in replacement for the MeetingNet Note so surrendered, and the term
"PROMISSORY NOTES" shall be deemed thereafter to refer collectively to the FWA
Note and the MeetingNet Note.

          7.2 Timing of Adjustments/Payments. Any adjustments required by this
Article 7 shall be made, and any other actions required under this Article 7 shall be taken, within four (4) calendar months following the Closing Date or, if the amount of the Purchase Price is determined by arbitration as contemplated by Section 10.14 hereof, within thirty (30) days after the amount of the
Purchase Price has been so determined; provided, however, that with respect to any adjustments based upon any increase or decrease in the Purchase Price contemplated by Section 1.4, such adjustments shall be made, and any related actions required under this Article 7 shall be taken, within thirty (30) days following the date the financial statements of the Purchased Entity are completed for the period ending October 31, 2007 or, if the amount of the
Positive Purchase Price Adjustment or the Negative Purchase Price Adjustment is
determined by arbitration as contemplated by Section 10.14 hereof, within thirty
(30) days after such amount has been so determined.

          7.3 Delivery of Closing Financials. The Holders shall deliver, or cause to be delivered, to NAC at the Closing, for the Purchased Entity an
unaudited balance sheet as of the Closing Date (the "CLOSING BALANCE SHEET") and
an audited balance sheet as of the end of each of the last three fiscal years of the Purchased Entity and an unaudited statement of profit and loss and cash flows for the period from the end of the last completed fiscal year of the
Purchased Entity through the date of the Closing and an audited statement of profit and loss and cash flows for each of the last three fiscal years of the
Purchased Entity, in each case prepared in accordance with GAAP applied on a basis consistent with past practices.

                                       29

          7.4 Reduction of Promissory Notes on Account of Indemnity Award. If
the Holders (or either of them) shall be subject to any judgment or award for indemnification under Article 8 below, then the outstanding amount of the
Promissory Notes shall be reduced as follows: (i) the outstanding principal amount of the FWA Note shall be reduced by the FWA Percentage of the amount of such judgment or award, and (ii) the outstanding principal amount of the
MeetingNet Note shall be reduced by the MeetingNet Percentage of the amount of such judgment or award.

          7.5 Awards and Payments to Employees of the Purchased Entity. After
January 1, 2006 but on or before February 15, 2006, NAC shall cause the
Purchased Entity to make bonus payments for 2005 in an aggregate amount of
$80,625 (the "2005 BONUS AMOUNT") to the employees and consultants of the
Purchased Entity listed on SCHEDULE I, which payments shall be allocated among such employees and consultants in accordance with the parameters set forth in such SCHEDULE I. Additionally, after March 1st and on or prior to April 15th of each year commencing in 2007, NAC shall cause the Purchased Entity to pay to employees and consultants of OTI, as incentive and bonus payments, such aggregate amount (any such amount, an "INCENTIVE BONUS AMOUNT") as, when added to the amounts required to be contributed (whether by the Purchased Entity or
NAC) with respect to the recipient's or recipients' 401-K plan(s) or paid
(whether by the Purchased Entity or NAC) as F.I.C.A. on account of or with respect to such payments, is equal to the lesser of (a) eighty thousand six hundred twenty-five dollars ($80,625) and (b) six percent (6%) of the Available
Cash Flow (as defined in the Promissory Notes) of the Purchased Entity for the
immediately preceding Fiscal Year (provided, however, that no further payments shall be required under this sentence when the aggregate payments made pursuant to this sentence, when added to the amounts required to be contributed (whether by the Purchased Entity or NAC) with respect to the recipient's or recipients'
401-K plan(s) or paid (whether by the Purchased Entity or NAC) as F.I.C.A. on account of or with respect to such payments, equals one hundred sixty-one thousand two hundred and fifty dollars ($161,250), with each Incentive Bonus
Amount to be allocated and paid to employees and consultants of OTI in accordance with the employee bonus and incentive plan (the "OTI EMPLOYEE BONUS
PLAN") parameters set forth in SCHEDULE II attached hereto. Additionally, on or before December 31, 2005, NAC shall grant to the employees of the Purchased
Entity employee stock options for the number of shares of the common stock of
NAC as is set forth after their respective names on SCHEDULE III attached hereto, which options shall have a strike or exercise price equal to the fair market value of a share of NAC's common stock on the date of grant and shall vest in accordance with the schedule set forth after the respective employees names on such SCHEDULE III and shall otherwise be subject to the terms and conditions of NAC's Equity Incentive Plan.

          7.6 Bank Debt. NAC shall (a) cause the Purchased Entity, within six
(6) months following the Closing, to repay to the Bank of Utah the outstanding
Scheduled Indebtedness owed by the Purchased Entity to the Bank of Utah as of the Closing, (b) cause the Purchased Entity, on or before December 31, 2005, to close all of its current bank accounts and open new bank accounts and (c) cause the Purchased Entity, within six (6) months following the Closing, to cancel or terminate any Scheduled Credit Agreements that were in effect as of the Closing.

          7.7 Credit Cards. NAC shall cause the Purchased Entity, on or before
December 31, 2005, to discontinue the use of, and cancel, the credit cards listed on SCHEDULE IV attached hereto and to take reasonable commercial efforts to have corporate credit cards issued in replacement for such cancelled credit cards.

                                       30

          7.8 Financial Reporting. So long as any principal or accrued interest is due and payable under the Promissory Notes, NAC shall provide the Holders quarterly financial statements for OTI, and to the extent practicable, such financial statements shall be delivered in connection with payments made under the Promissory Notes.

          7.9 Preparation of Tax Return for Pre-Closing Period. The Holders
shall (at their sole cost and expense) prepare, or cause to be prepared, all tax returns for the Purchased Entity for any period ending on or prior to the
Closing Date and shall submit drafts of such tax returns to NAC for its written approval at least thirty (30) days prior to the date such tax returns are required to be filed with the applicable taxing authority of agency. In the event NAC does not approve any such tax return in writing, any dispute with respect to the same shall be referred to arbitration, and be resolved by arbitration, as contemplated by Section 11.14.

          7.10 Indemnification for Guaranteed Contract Obligations. NAC shall, subject to the terms and conditions set forth below, indemnify and hold harmless each of Mark Fite and Kimbal L. Wheatley from and against any and all Losses (as defined below) (a) that have been suffered or incurred by him under any
Scheduled OTI Contract Guarantee and (b) that have resulted from any breach by the Purchased Entity of its obligations that have arisen after the Closing Date under the corresponding Scheduled Guaranteed OTI Contract. In the event any claim shall be asserted against Mark Fite or Kimball Wheatley that would give rise to a right to indemnification from NAC under this Section 7.10 (any such claim, an "INDEMNIFIED OTI CONTRACT CLAIM"), he shall give NAC prompt written notice thereof (which notice shall be accompanied with a copy of any summons, complaint or other writing received by him or his counsel or other representative setting forth or relating to such claim). NAC shall be afforded the opportunity, at its expense, to defend or settle any Indemnified OTI
Contract Claim if, within ten (10) Business Days of notice thereof, it acknowledges in writing its indemnification obligation hereunder, utilizes counsel reasonably satisfactory to the indemnified party, commences such defense promptly and pursues such defense with diligence; provided, however, that NAC shall secure the consent of the indemnified party to any settlement, which consent shall not be unreasonably withheld or delayed. If any indemnified party defends against any Indemnified OTI Contract Claim hereunder, such party shall use reasonable efforts in such defense and to mitigate Losses arising thereunder. In the event any indemnified party is indemnified hereunder with respect to any Indemnified Lease Claim the defense of which has been undertaken by NAC, such indemnified party shall promptly and fully cooperate with NAC in such defense.

                                    ARTICLE 8

                                   INDEMNITIES

          8.1 Survival of Representations and Warranties. All representations, warranties, covenants and other agreements made by NAC and any Holder in this
Agreement shall survive the Closing, subject, however, to Section 8.5 below.

          8.2 Holders to Indemnify.

                                       31

          (a) General. Subject to the limitations in this Article 8, the
          Holders, jointly and severally, agree to indemnify and hold harmless
          NAC and its directors, officers, employees and agents from and against all proceedings, judgments, decrees, demands, claims, actions, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs of enforcement or collection, (collectively referred to as "LOSSES") asserted against or incurred by NAC or its directors, officers, employees or agents resulting from (i) a breach of any covenant, agreement, representation or warranty of any Holder contained in this Agreement, the exhibits hereto (exclusive of the Collateral Documents, but including the
          Holders Disclosure Letter) or the Holders' Closing Certificate or any
          other certificate, document or instrument (other than the Collateral
          Documents) delivered by or on behalf of either Holder pursuant hereto or as contemplated hereby or (ii) the assertion by any third party of a claim (a "THIRD PARTY CLAIM") that, if true, would constitute such a breach. Notwithstanding anything contained herein to the contrary, NAC shall not be entitled to recover hereunder for any Losses to the extent that NAC has actually received insurance proceeds with respect to the condition or circumstance giving rise to such Losses and such proceeds were paid to NAC pursuant to an insurance policy (exclusive of any renewal or extension thereof) (i) that was maintained by the
          Purchased Entity immediately prior to the Closing, (ii) for which the premium had been paid by the Purchased Entity prior to the Closing and
          (iii) to which no value (in the form of prepaid expenses or otherwise)
          was assigned on the Closing Balance Sheet.

          (b) Tax Matters. The Holders, jointly and severally, also agree to indemnify, hold harmless and defend NAC from and against any and all assessments, claims and liabilities (including, without limitation, any interest or other penalty) relating to (i) any failure to file federal, state or local tax returns or amended returns for the
          Purchased Entity for any period, including short periods, for which a return was due, including any extensions, prior to or ending on the
          Closing Date; (ii) for any non-payment by the Purchased Entity of federal, state or local taxes due for any period, including short periods, for which a return was due prior to or ending on the Closing
          Date; (iii) for any errors or omissions related to any federal, state or local tax returns, and the elections thereunder, filed by the
          Purchased Entity for any period, including short periods, for which a return was due prior to or ending on the Closing Date; or (iv) any taxes that may become due as a result of any breach of any representation or warranty of any Holder set forth in this Agreement.

          8.3 NAC to Indemnify. Subject to the limitations in this Article 8,
NAC hereby agrees to indemnify and hold harmless each Holder and its agents from and against all Losses asserted against or incurred by such Holder and its agents resulting from (i) a breach of any covenant, agreement, representation or warranty of NAC contained in this Agreement, the exhibits hereto (exclusive of the Collateral Documents (except for the Promissory Notes), but including the
NAC Disclosure Letter) or any certificate, document or instrument (other than the Collateral Documents (except for the Promissory Notes)) delivered by or on behalf of NAC pursuant hereto or as contemplated hereby or (ii) any Third Party
Claim that, if true, would constitute such a breach.

                                       32

          8.4 Notice of Claim. Any Party that or who has a claim that would give rise to liability pursuant to this Article 8 shall give prompt notice to all other Parties of such claim, together with a reasonable description thereof.
With respect to any Third Party Claim that is covered by the indemnifications contained hereunder, the Party obligated to indemnify shall be afforded the opportunity, at its expense, to defend or settle such Claim if, within ten (10)
Business Days of notice thereof, it acknowledges in writing its indemnification obligation hereunder, utilizes counsel reasonably satisfactory to the indemnified party, commences such defense promptly and pursues such defense with diligence; provided, however, that such indemnifying party shall secure the consent of the indemnified party to any settlement, which consent shall not be unreasonably withheld or delayed. If any indemnified party defends against any
Third Party Claim hereunder, such party shall use reasonable efforts in such defense and to mitigate Losses arising thereunder. In the event any indemnified party is indemnified hereunder with respect to any Third Party Claim the defense of which has been undertaken by a Party that is obligated hereunder to indemnify such indemnified party with respect to such claim, such indemnified party shall promptly and fully cooperate with the indemnifying party in such defense.

          8.5 Certain Limitations.

          (a) Cap. The aggregate liability of either Holder under Section 8.2 above (exclusive of attorneys' fees and other costs of enforcement or collection) shall not exceed such Holder's Pro Rata Share of an amount
          (the "OTI CAP AMOUNT") equal to three million three hundred thousand dollars ($3,300,000) PLUS the Positive Purchase Price Adjustment (if
          any) LESS the Negative Purchase Price Adjustment (if any) PLUS the
          Positive Book Value Variance (if any) LESS the Negative Book Value
          Variance (if any) (the foregoing limitation on liability is hereinafter referred to as the "OTI CAP") (where the Pro Rata Share of
          FWA is fifty-seven and fourteen one-hundredths percent (57.14%) and the Pro Rata Share of MeetingNet is forty-two and eight-six hundredths percent (42.86%)). The aggregate liability of NAC at any time under
          Section 8.3 above (exclusive of attorneys' fees and other costs of enforcement or collection and of any amount that may be payable as interest under any of the Promissory Notes) shall not exceed the amount of the OTI Cap Amount less (a) the amount of the Cash Payments and the value of the Purchase Price Shares (which, for these purposes shall be valued at $1.50 per share), (b) the aggregate amount that has been paid with respect to (i) principal (but not interest) on the
          Promissory Notes and/or (ii) the Book Value Loans and (c) three hundred thirty-two thousand five hundred dollars ($332,500) (the foregoing limitation on liability is hereinafter referred to as the
          "NAC CAP").

          (b) Basket. Neither the Holders, considered as a party on one hand, nor NAC, considered as a party on the other hand, shall be required to indemnify the other such party (or any related indemnified Persons)
          for any Losses relating to any matter subject to indemnification under this Article 8 unless and until such Losses exceed, in the aggregate, the amount of fifty thousand dollars ($50,000) (the "BASKET AMOUNT"), but in the event the Losses exceed such amount, the Party responsible therefor shall be liable and responsible for the full amount of such
          Losses without reduction for the Basket Amount.

                                       33

          (c) Inapplicability of Cap and Basket. The Basket shall not apply to any breach of this Agreement constituting fraud or any intentional misstatement, any liability under or with respect to Section 8.2(b)
          above or any liability under or with respect to any breach of any of the Collateral Documents. The OTI Cap or NAC Cap (as the case may be)
          shall not apply to any breach of this Agreement constituting fraud or any intentional misstatement, any liability under or with respect to
          Section 8.2(b) above or any liability under or with respect to any breach of any of the Collateral Documents.

          (d) Time to Assert Claim. Notwithstanding anything contained herein to the contrary, no Party or other Person may make any claim for indemnification under or with respect to Section 8.2(a) or Section 8.3 above more later than June 30, 2007, except with respect to any claim based upon any breach of this Agreement constituting fraud or any intentional misstatement or any liability under or with respect to any breach of any of the Collateral Documents. Except as limited by the foregoing, any claim may be asserted before, but not after, the statute of limitations applicable thereto would lapse or expire.

          8.6 Satisfaction of Obligations. If any indemnifying party becomes obligated to indemnify another party with respect to any claim for indemnification hereunder and the amount of liability with respect thereto shall have been finally determined, subject to the limitations set forth in Section
8.5 above, the indemnifying party shall pay such amount to the indemnified party; provided, however, that each Holder may, in lieu of making any such payment, or any portion thereof, that he or it may be obligated hereby to pay to
NAC, by written notice given to NAC, elect to reduce the outstanding principal amount of the Promissory Note payable to it or him.

          8.7 Exclusive Remedy at Law. This Article 8 provides the sole and exclusive remedy at law of each of the Parties in any cause of action based thereon (subject to the exception in Section 8.5(c) hereof) against the other
Parties for any inaccuracy, misrepresentation or default in, or breach of, any of the representations, warranties or covenants given or made by the Parties to this Agreement, any exhibit hereto (excluding, however, the Collateral
Documents, but including the NAC Disclosure Letter and the Holders Disclosure
Letter, as applicable) or in any certificate, document or instrument (other than the Collateral Documents) delivered by or on behalf of any Party pursuant hereto. Nothing contained herein, however, shall be construed as limiting any rights or remedies in equity, including without limitation, the right of specific performance.

                                    ARTICLE 9

                        TERMINATION, AMENDMENT AND WAIVER

          9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual consent of the Holders and a duly authorized officer of
          NAC;

          (b) by NAC if either Holder breaches any of its material
          representations, warranties or covenants contained herein and such breach is not curable or, if is curable, is not cured within fifteen
          (15) Business Days after receipt of written notice thereof, or by either

                                       34

          Holder if NAC breaches any of its material representations, warranties or covenants contained herein and such breach is not curable or, if curable, is not cured within fifteen (15) Business Days after receipt of written notice thereof;

          (c) by NAC if the conditions to close the transactions contemplated by this Agreement shall become incapable of satisfaction other than on account of any action or inaction by NAC, or by the Holders if the conditions to close the transactions contemplated by this Agreement shall become incapable of satisfaction other than on account of any action or inaction by either Holder; or

          (d) by any of NAC and the Holders if all of the conditions to consummation of the Purchase shall not have occurred, or been satisfied or waived in writing, by December 1, 2005; provided, however, that (i) NAC shall not have the right to terminate this
          Agreement unilaterally if the event giving rise to such right shall be primarily attributable to NAC or to any Person affiliated with NAC and
          (ii) neither Holder shall have the right to terminate this Agreement unilaterally if the event giving rise to such right shall be primarily attributable to either Holder or to any Person affiliated with either
          Holder.

          9.2 Effect of Termination. In the event of termination of this
Agreement as provided in Section 9.1 hereof, this Agreement shall become void, and there shall be no liability or further obligation hereunder on the part of any Party or its stockholders, members, managers, officers or directors, except as set forth in Article 8 hereof, except for liability arising from fraud or a willful breach of this Agreement and except for liability with respect to any provision hereof that by its terms expressly survives the termination of this
Agreement.

                                   ARTICLE 10

                  GUARANTY BY PRINCIPAL SHAREHOLDERS IN HOLDERS

          10.1 Guaranty of Obligations. William A. Flexner and Kimbal L.
Wheatley, jointly and severally, hereby unconditionally and irrevocably guarantee to NAC the full and timely payment when due of all of the payment obligations of FWA under and pursuant to this Purchase Agreement (including, without limitation, FWA's indemnification obligations under Article 8) and the
Collateral Documents to which FWA is a party or by which it is otherwise bound
(such Collateral Documents, the "FWA COLLATERAL DOCUMENTS") and the full and timely performance of all other obligations of FWA under and pursuant to this
Purchase Agreement and the FWA Collateral Documents (all such payment and other obligations of FWA under and pursuant to this Purchase Agreement and the FWA
Collateral Documents are hereinafter referred to collectively as the "FWA
OBLIGATIONS"). Ray Franklin and Mark Fite, jointly and severally, hereby unconditionally and irrevocably guarantee to NAC the full and timely payment when due of all of the payment obligations of MeetingNet under and pursuant to this Purchase Agreement (including, without limitation, MeetingNet's indemnification obligations under Article 8) and the Collateral Documents to which MeetingNet is a party or by which it is otherwise bound (such Collateral
Documents, the "MEETINGNET COLLATERAL DOCUMENTS") and the full and timely performance of all other obligations of MeetingNet under and pursuant to this
Purchase Agreement and the MeetingNet Collateral Documents (all such payment and other obligations of MeetingNet under and pursuant to this Purchase Agreement and the MeetingNet Collateral

                                       35

Documents are hereinafter referred to collectively as the "MEETINGNET
OBLIGATIONS"). Each of William A. Flexner, Kimbal L. Wheatley, Ray Franklin and
Mark Fite is hereinafter referred to as a "GUARANTOR." Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the FWA Obligations and/or MeetingNet
Obligations (as the case may be) and would be owed by the relevant Holder under this Purchase Agreement but for the fact that such Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Holder.

          10.2 Guaranty Absolute. The foregoing guaranty is a guaranty of performance and not merely of collection, and the obligation of each Guarantor hereunder is regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the rights of either Holder. The obligations of each Guarantor hereunder are independent of the obligations of the Holders under this Purchase Agreement, and a separate action or actions may be brought or prosecuted against any one or more of the Guarantors to enforce his obligations hereunder, irrespective of whether any action is brought against either Holder or whether either Holder is joined in any such action or actions.
The liability of each Guarantor hereunder shall be absolute and unconditional, and shall not be affected or released in any way, irrespective of any of the following:

          (a) any lack of validity or enforceability of this Purchase Agreement as against either Holder;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the FWA Obligations and/or MeetingNet
          Obligations, or any other amendment or waiver of or any consent to departure from this Purchase Agreement, including, without limitation, any increase in any of the FWA Obligations and/or MeetingNet
          Obligations;

          (c) any taking and holding of collateral or additional guarantees for all or any of the FWA Obligations and/or MeetingNet Obligations, or
          any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination or release of any collateral or such guarantees, or non-perfection or delay in perfection of any collateral, or any consent to departure from any such guaranty, for all or any of the FWA Obligations and/or MeetingNet
          Obligations;

          (d) any manner of application of collateral, or proceeds thereof, to all or any of the FWA Obligations and/or MeetingNet Obligations, or
          any commercially reasonable manner of sale or other disposition of any collateral for all or any of the FWA Obligations and/or MeetingNet
          Obligations or any other assets of either Holder or any other Person;

          (e) any consent by any Guarantor or any other Person to the change, restructure or termination of the corporate structure or existence of either Holder or any of their affiliates and any corresponding restructure of the FWA Obligations and/or MeetingNet Obligations, or
          any other restructure or refinancing of the FWA Obligations and/or
          MeetingNet Obligations or any portion thereof; or

                                       36

          (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor.

          10.3 Without limiting the generality of the foregoing, each Guarantor hereby consents to, and hereby agrees, that the rights of NAC hereunder, and the liability of such Guarantor hereunder, shall not be affected by any and all releases of any collateral, whether for purposes of commercially reasonable sales or other dispositions of assets or for any other purpose. Notwithstanding the foregoing, it is not intended that the foregoing shall obligate any
Guarantor to guaranty any obligations of FWA or MeetingNet (as the case may be)
other than, in the case of William A. Flexner and Kimbal L. Wheatley, the FWA
Obligations and, in the case of Ray Franklin and Mark Fite, the FWA Obligations;
provided, however, that any release, discharge or impairment of any FWA
Obligation or MeetingNet Obligation on account of the bankruptcy or insolvency of FWA or MeetingNet or any similar event shall not release any Guarantor of his obligations hereunder.

          10.4 Waivers. Each Guarantor hereby waives:

          (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the FWA Obligations and/or MeetingNet
          Obligations and the guaranty set forth in this Article 10;

          (b) any defense to enforcement of the guaranty set forth in this
          Article 10 against such Guarantor due to the enforcement, if any, of any other guaranty in favor of NAC against any other Guarantor or any other guarantor;

          (c) any requirement that NAC or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against either Holder or any other Person or any collateral; and

          (d) any duty on the part of NAC or any other Person to disclose to such Guarantor any matter, fact or thing relating to the business, operation or condition of either Holder or any Guarantor or any assets of any of the foregoing, whether now known or hereafter known by NAC or such other Person.

          10.5 Legal Fees. Each Guarantor agrees to pay any and all reasonable costs and expenses (including reasonable counsel fees and expenses) paid or incurred in enforcing any rights under this Article 10 against such Guarantor.

          10.6 Lack of Deductions. Any and all payments by or on behalf of any
Guarantor hereunder shall be made free and clear of and without deduction or withholding for any and all present or future taxes unless required by law.

          10.7 Waiver of Subrogation. Until the payment in full of all FWA
Obligations and MeetingNet Obligations, each Guarantor hereby irrevocably waives any claim or other rights that such Guarantor may now or hereafter acquire against either Holder that arises from the existence, payment, performance or enforcement of such Guarantor's obligations under this Article 10, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy against either Holder or

                                       37

any collateral that NAC now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from either
Holder, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or other right. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the payment in full of all FWA
Obligations and MeetingNet Obligations, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of,
NAC, and shall forthwith be paid to NAC to be credited and applied to the FWA
Obligations and/or MeetingNet Obligations (as the case may be) and all other amounts payable under this Article 10, whether matured or unmatured, or to be held as collateral for any FWA Obligations and MeetingNet Obligations or other amounts payable under this Article 10 thereafter arising. Each Guarantor acknowledges that he will receive direct and indirect benefits from the arrangements, agreements and transactions contemplated by this Purchase
Agreement and that the waiver set forth in this Section 10.7 is knowingly made in contemplation of such benefits.

                                   ARTICLE 11

                               GENERAL PROVISIONS

          11.1 Public Statements. Except as required by applicable law, no Party shall make any public announcement or statement with respect to the Purchase, this Agreement or any related transaction without the approval of the other
Parties, which approval will not be unreasonably withheld or delayed. Each Party agrees to consult with the other Parties prior to issuing any such public announcement or statement with respect to the Purchase, this Agreement or any related transaction.

          11.2 Notices. All notices and other communications required or provided for hereunder or under any of the Collateral Documents shall be in writing and shall be sufficiently given if made by hand delivery, by recognized overnight courier service or by registered or certified mail (postage prepaid and return receipt requested) to the intended Party at the following applicable address or at the address for the intended Party set forth after its signature below (or at such other address for a Party as shall be specified by it by like notice given by such Party to the other Parties):

          If to NAC:               National Auto Credit, Inc.
                                   555 Madison Avenue
                                   29th Floor
                                   New York, New York 10022
                                   Attn: James McNamara

          With a copy to:          Reed Smith LLP
                                   599 Lexington Avenue, 29th Floor
                                   New York, New York 10022
                                   Attn: Herbert F. Kozlov, Esq.

                                       38

          If to either Holder      Flexner Wheatley & Associates.
          (as applicable):         394 S 10000 E
                                   Huntsville, UT 84317
                                   Attn: Kimbal L. Wheatley

                                   MeetingNet Interactive, Inc.
                                   7927 Horse Ferry Road
                                   Orlando, FL 32835
                                   Attn: Mark Fite

          With a copy to:          Gray, Plant, Mooty & Bennett, P.A.
                                   500 IDS Center
                                   80 South Eighth Street
                                   Minneapolis, MN 55402
                                   Attn: J. C. Anderson

All such notices and other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) Business Days after being deposited in the mail, postage prepaid, if delivered by mail; and
the next Business Day, if sent by recognized overnight courier service;
provided, however, notice to a Party's attorney shall not constitute notice to such Party. For the purposes of this Agreement, "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banking institutions are authorized or required to be closed in the State of New York.

          11.3 Interpretation. The headings contained in this Agreement or in any of the Collateral Documents are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any
Collateral Document. References in this Agreement or in any Collateral Document to Sections and Articles (or any other subdivision) refer, unless otherwise stated, to sections and articles (or any other subdivision) of this Agreement or such Collateral Document, as the case may be. When used in this Agreement or any
Collateral Document, words such as "herein," "hereinafter," "hereof," "hereto,"
"hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the exhibits and attachments hereto) or such Collateral Document (as the case may be) as a whole, and not to any particularly Section, Article or other subdivision hereof or thereof. As used in this Agreement or any Collateral Document, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.
This Agreement and the Collateral Documents are the product of mutual negotiations by the Parties and their counsels; and no Party shall be deemed the draftsperson of this Agreement or any Collateral Document or any provision hereof or thereof or to have provided same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any Collateral
Document, such inconsistency or ambiguity shall not be interpreted against any
Party. As used in this Agreement, the best knowledge of NAC refers to the actual knowledge of James McNamara and Robert Cuddihy after reasonable inquiry, and the best knowledge of the Holders refers to the actual knowledge of William A.
Flexner, Kimbal L. Wheatley, Ray Franklin and/or Mark Fite after reasonable inquiry. For purposes of Sections 11.2, 11.7, 11.9, 11.13 and 11.14, the term
"PARTIES" shall be deemed to include all Principals, the Guarantors and the
Consultant.

                                       39

          11.4 Severability. The provisions of this Agreement and each of the
Collateral Documents shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof or thereof shall not affect the validity or enforceability of this Agreement or any Collateral Document or any of the other terms or provisions hereof or thereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added, as a part of this Agreement or the applicable Collateral
Document, a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

          11.5 Integration. This Agreement (together with all other documents and instruments referred to herein) constitutes the entire agreement, and supersedes all other prior agreements, representations, warranties and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

          11.6 No Third Party Beneficiaries. This Agreement (together with all the documents and instruments referred to herein) is not intended to confer upon any other person or entity (other than the additional indemnified parties contemplated by Article 8 hereof) any rights or remedies hereunder.

          11.7 Assignment. This Agreement shall not be assigned by operation of law or otherwise, and any effort or attempt of any Party to assign this
Agreement without the prior written consent of the other Parties shall be null and void and of no force or effect.

          11.8 Further Assurances. Upon the request of any Party, the other
Parties shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out, and to effectuate fully, the intent and purposes of this Agreement and the Collateral
Documents

          11.9 Binding Effect; Assignment. This Agreement and shall be binding upon and be enforceable against the Parties and their respective heirs, administrators, legal representatives, successors and assigns and shall inure to the benefit of and be enforceable by the Parties and their respective heirs, administrators, legal representatives, successors and permitted assigns.

          11.10 Amendment. This Agreement may not be amended except by an instrument in writing approved by the Parties and signed on behalf of each of the Parties.

          11.11 Non-Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor any waiver or relinquishment of any rights or power at any other time or times.

          11.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          11.13 GOVERNING LAW; WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.
EACH OF THE PARTIES EXPRESSLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO
ANY SUIT, LITIGATION OR OTHER JUDICIAL PROCEEDING REGARDING THIS AGREEMENT OR
ANY COLLATERAL

                                       40

DOCUMENT OR ANY DISPUTE HEREUNDER OR THEREUNDER OR RELATING HERETO OR THERETO.
This Agreement and each of the Collateral Documents shall be governed by, interpreted under and construed in accordance with the internal laws of the
State of New York applicable to contracts executed and to be performed wholly in that State without giving effect to the choice or conflict of laws principles or provisions thereof, except to the extent any provision hereof or thereof must be governed by, interpreted under or construed in accordance with the laws of the
State of Delaware. Each of the Parties agrees that any dispute under or with respect to this Agreement or any of the Collateral Documents shall (subject to
Section 11.14 below) be determined before the state or federal courts situated in the City, County and State of New York, which courts shall have exclusive jurisdiction over and with respect to any such dispute, and each of the Parties hereby irrevocably submits to the jurisdiction of such courts. Each Party hereby agrees not to raise any defense or objection, under the theory of forum non conveniens or otherwise, with respect to the jurisdiction of any such court. In addition to such other method as may available under applicable law, each Party agrees that any summons, complaint or other papers or process in connection with any such dispute (including any dispute contemplated by Section 11.14 below) may be served on it or him in the same manner in which a Notice may be given to it or him pursuant to Section 11.2 above.

     11.14 Dispute Resolution and Arbitration.

     (a) Subject to clauses (c) and (d) below, if any dispute arises between or among any of the Parties and/or one or both of the Principals, the
     Consultant, Ray Franklin and/or one or more of the Guarantors regarding or relating to this Agreement or (unless otherwise expressly provided for therein) any Primary Collateral Document (as hereinafter defined)
     (including, without limitation, any aspect of the Principal's obligations under the Employment Agreement, any aspect of either Consultant's obligations under either Consulting Agreement, any aspect of the obligations of the Principal, either Consultant or Ray Franklin under the
     Non-Competition Agreement, any aspect of the obligations of any Guarantor under Article 10, any dispute with respect to any tax return contemplated by Section 7.8, any amount due under either of the Promissory Notes or whether an "Event of Default" has occurred under either of the Promissory
     Notes), then, IN LIEU OF LITIGATION, the Parties consent and agree to resolve such dispute through mandatory arbitration under the Commercial
     Rules of the American Arbitration Association (the "AAA"), before a single, independent arbitrator (which arbitrator shall, subject to clause (b)
     below, be a retired judge of any Federal Court or a retired judge who has served as a judge in civil proceedings in New York at the Supreme Court level or on a more senior court in the State of New York). Any such arbitrator shall be selected by mutual agreement of the parties to such arbitration, but in the event such parties cannot agree upon the selection of such arbitrator, the AAA located in New York City shall appoint such arbitrator in accordance with the commercial arbitration rules of the AAA.
     Any arbitration proceeding contemplated hereunder shall be conducted in New
     York City, New York. The Parties consent to the entry of judgment upon award rendered by the arbitrator in any court of competent jurisdiction.
     Without limiting the generality or scope of the foregoing, all disputes
     (except as otherwise herein or in the applicable Collateral Document expressly provided) under or with respect to this Agreement or any Primary
     Collateral Document shall be subject to arbitration as herein provided, which disputes may include, without limitation, any claim or dispute with respect to (i) the enforceability

                                       41

     of this Agreement or any Primary Collateral Document (or any provision hereof), whether this Agreement or any Primary Collateral Document was induced by fraud or coercion and whether any Party is entitled to rescission or any other remedy. As used herein, the "PRIMARY COLLATERAL
     DOCUMENTS" means the Collateral Documents other than the OTI Security
     Agreement and the NAC Security Agreement.

     (b) Notwithstanding the foregoing, if the dispute relates to a determination of the amount of the Purchase Price hereunder, the amount of
     "Available Cash Flow" under either of the Promissory Notes, any tax return contemplated by Section 7.8 or any other financial amount hereunder or under any of the Collateral Documents, such dispute shall be resolved in accordance with clause (a) above, but the single arbitrator shall be an individual with substantial experience in auditing public companies.

     (c) Notwithstanding the foregoing, if any suit or other judicial proceeding is commenced asserting a Third Party Claim against any Party and if such
     Third Party Claim would or could give rise to a claim for indemnification by such Party under Article 8 above, then, at the election of the Party against whom or which such Third Party Claim has been asserted, the Party obligated hereunder to indemnify with respect to such Claim may be joined in such suit or other judicial proceeding so that all matters related thereto (including the obligation, if any, of any Party to indemnify another Party with respect to such Claim) may be resolved in such suit or other legal proceeding.

     (d) Notwithstanding the foregoing, however, should adequate grounds exist for seeking immediate injunctive or other equitable relief hereunder or under any Collateral Document, any Party may seek and obtain such relief through a judicial proceeding or action in accordance with Section 11.13 above, provided that, upon obtaining such relief, any further proceeding in such judicial proceeding or action (exclusive of any appeal) shall be stayed pending the resolution of the arbitration proceedings called for herein.

     (e) With respect to any arbitration contemplated by this Section 11.14, each Party shall, subject to Article 8 above, bear its own costs; however, any fees assessed by the AAA shall be allocated by the arbitrator in his or her sole discretion.

     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE TO FOLLOW]

                                       42

          IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on the date first written above by its respective officer or other representative thereunder duly authorized.

                                        NATIONAL AUTO CREDIT, INC.,
                                        a Delaware corporation

                                        By:
                                            ------------------------------------
                                            Name: Robert V. Cuddihy, Jr.
                                            Title: Chief Financial Officer

                                        FLEXNER WHEATLEY & ASSOCIATES

                                        By:
                                            ------------------------------------
                                            Name: William A. Flexner
                                            Title: President

                                        By:
                                            ------------------------------------
                                            Name: Kimbal L. Wheatley
                                            Title: Chief Financial Officer

                                        MEETINGNET INTERACTIVE, INC.

                                        By:
                                            ------------------------------------
                                            Name: Ray Franklin
                                            Title: President

                                        By:
                                            ------------------------------------
                                            Name: Mark Fite
                                            Title: Chief Financial Officer

By executing below, each of the undersigned agrees to be bound by Section 5.3 of the foregoing Agreement as a Principal and by the applicable provisions of
Article 11 of the foregoing Agreement.

                                             -----------------------------------
                                             WILLIAM A. FLEXNER
                                             Address: 622 Wells Court
                                                       Chapel Hill, NC 27514

                                             -----------------------------------
                                             KIMBAL L. WHEATLEY
                                             Address: 394 S 10000 E
                                                      Huntsville, UT 84317

                                       43

By executing below, the undersigned agrees to be bound by Section 5.3 of the foregoing Agreement as the Consultant and by the applicable provisions of
Article 11 of the foregoing Agreement.

                                             -----------------------------------
                                             MARK FITE
                                             Address: 7927 Horse Ferry Road
                                                      Orlando, FL 32835

By executing below, each of the undersigned agrees to be bound by Article 10 of the foregoing Agreement as a Guarantor and by the applicable provisions of
Article 11 of the foregoing Agreement.

------------------------------------------   -----------------------------------
WILLIAM A. FLEXNER                           KIMBAL L. WHEATLEY
Address: 622 Wells Court                     Address: 394 S 10000 E
         Chapel Hill, NC 27514                        Huntsville, UT 84317

------------------------------------------   -----------------------------------
RAY FRANKLIN                                 MARK FITE
Address: 210 S. Federal Highway, Suite 302   Address: 7927 Horse Ferry Road
         Deerfield Beach, FL 33441                    Orlando, FL 32835

                                       44